EXHIBIT INDEX

Exhibit
 Number      Description

    99       BankAmerica Corporation press release dated
             July 17, 1996 titled "BankAmerica Second
             Quarter Earnings."

                                                                    Exhibit 99

[BankAmerica Corporation logo appears here]                               News

                                                                  For release:
BankAmerica Corporation





Contact:    Peter Magnani
            (415) 953-2418

                  BANKAMERICA  SECOND QUARTER  EARNINGS
SAN FRANCISCO, July 17, 1996 -- BankAmerica Corporation (BAC) today reported second-quarter 1996 earnings per share of $1.84, an increase of 18 percent from $1.56 for the same period a year ago. Net income for the second quarter of 1996 was $723 million, up 12 percent from the second quarter of 1995. The return on average common equity for the second quarter of 1996 was 15.42 percent, an increase of 112 basis points from the same period of 1995.

      BAC's earnings per share for the first six months of 1996 were $3.63, an increase of 20 percent from $3.03 for the first six months of 1995. Year-to-date net income for the first six months of 1996 was $1,443 million, an increase of 15 percent from the first six months of 1995 of $1,256 million.

      "Our second-quarter results once again demonstrated the power of operating and financial leverage," David A. Coulter, Chairman and Chief Executive Officer, said. "By managing expenses and repurchasing and redeeming stock, we were able to turn a 7 percent revenue gain over last year's second quarter into an 18 percent increase in earnings per share. In addition," Coulter continued, "the result of our ongoing emphasis on credit quality was reflected in a $209 million decline in nonaccrual assets from the first quarter of 1996."

       FINANCIAL HIGHLIGHTS:

o Net interest income was up $36 million, or 2 percent, from the amount reported for the second quarter of 1995. BAC's net interest margin for the second quarter of 1996 was 4.27 percent, down 27 basis points from the amount reported in the comparable period a year ago, and down 9 basis points from the previous quarter. The decline in the net interest margin from the previous quarter was largely attributable to increased reliance on wholesale funding sources and growth in financial assets.

                                    - more -

o Noninterest income increased $182 million, or 16 percent, from the second quarter of 1995. This increase included a net gain of $82 million from the previously announced sale of a Hong Kong consumer and commercial finance subsidiary.

o Noninterest expense decreased $56 million, or 3 percent, from the second quarter of 1995, primarily due to lower regulatory fees and related expenses attributable to reduced FDIC deposit premium assessment rates. Excluding the effect of the reduced rates, noninterest expense increased by less than 1 percent from the second quarter of 1995.

o BAC's expense-to-revenue ratio was 55.14 percent in the second quarter of 1996, a decrease of 69 basis points from 55.83 percent in the previous quarter. This is the seventh consecutive quarter of improved operating efficiency.

o The provision for credit losses was $250 million, up $150 million from the second quarter of 1995. Net credit losses were $246 million for the second quarter of 1996, essentially unchanged from the first quarter of 1996, but up $116 million from the comparable quarter a year ago. Nonaccrual assets decreased $209 million, or 12 percent, between March 31, 1996 and June 30, 1996.

o In connection with BAC's ongoing efforts to return excess capital to its shareholders, BAC repurchased 5.1 million shares of its common stock during the second quarter of 1996 at an average per-share price of $75.19, which reduced stockholders' equity by $385 million. These shares were repurchased on the open market over 55 trading days and represented approximately 8 percent of the total volume of BAC common stock traded on those days. Remaining buyback authority for common stock under the current repurchase program totaled $1.5 billion at June 30, 1996.

o On April 16, 1996, BAC redeemed all 7,250,000 outstanding shares of its 9 5/8% Cumulative Preferred Stock, Series F, reducing stockholders' equity by $181 million. The remaining authority for preferred stock repurchases and redemptions under the current program totaled
    $0.8 billion at June 30, 1996.

                      (end of text, tables follow)
    Look for quarterly earnings on BankAmerica's home page on the Internet
                      @http://www.BankAmerica.com@

                    BankAmerica Corporation and Subsidiaries
                              Financial Highlights


                                     Table 1
                 Summary of Results and Statistical Data

                                          Second     First     Second
   (dollar amounts in millions,          Quarter   Quarter    Quarter
   except per share data)                   1996      1996       1995
                                         -------   -------    -------

 1 Net income                              $ 723     $ 720      $ 645
 2 Earnings per common and common
      equivalent share                      1.84      1.79       1.56
 3 Earnings per common share -
      assuming full dilution                1.84      1.79       1.55

   Rate of return (based on net income) on:
 4    Average total assets                  1.21%     1.22%      1.13%
 5    Average common equity                15.42     15.19      14.30
 6 Net interest margin/a/                   4.27      4.36       4.54

 7 Full-time-equivalent staff
      at period end (in thousands)          78.3      78.7       80.3
 8 Employees at period
      end (in thousands)                    93.2      94.1       95.8

                                                     Six Months Ended
                                                              June 30
                                                    -----------------
                                                      1996       1995
                                                    ------     ------

 9 Net income                                       $1,443     $1,256
10 Earnings per common and common
      equivalent share                                3.63       3.03
11 Earnings per common share --
      assuming full dilution                          3.63       3.00

   Rate of return (based on net income) on:
12    Average total assets                            1.21%      1.13%
13    Average common equity                          15.31      14.09
14 Net interest margin/a/                             4.32       4.54
- ---------------------------------------------------------------------

/a/ The net interest margin is computed on a taxable-equivalent basis. The taxable-equivalent basis adjustments to net interest income were $1 million, $5 million, and $7 million for the second quarter of 1996, the first quarterof 1996, and the second quarter of 1995, respectively, and $6 million and $13 million for the six-month periods ended June 30, 1996 and 1995, respectively.

                   BankAmerica Corporation and Subsidiaries
                              Financial Highlights


                                     Table 2
                   Summary of Results Excluding the Effects
                        of Amortization of Intangibles/a/

                                          Second     First     Second
   (dollar amounts in millions,          Quarter   Quarter    Quarter
   except per share data)                   1996      1996       1995
                                         -------   -------    -------

 1 Net income                             $  790    $  789     $  715
 2 Earnings per common and common
     equivalent share                       2.02      1.98       1.75
 3 Rate of return on average
     common equity                         16.95%    16.76%     16.00%

                                                     Six Months Ended
                                                              June 30
                                                    -----------------
                                                      1996       1995
                                                    ------     ------

 4 Net income                                       $1,579     $1,398
 5 Earnings per common and common
      equivalent share                                4.00       3.41
 6 Rate or return on average
      common equity                                  16.85%     15.84%

- ----------------------------------------------------------------------
/a/ For purposes of this table, amortization of goodwill and identifiable intangibles was computed based upon the related balance sheet components that are deducted from Tier 1 capital under regulatory guidelines. These amortization amounts were excluded from BAC's results and totaled $67 million, $69 million, and $70 million for the second quarter of 1996, the first quarter of 1996, and the second quarter of 1995, respectively, and $136 million and $142 million for the six-month periods ended June 30, 1996 and 1995, respectively.

======================================================================

                                     Table 3
                            Tier 1 Capital Generation

                                   Second       First      Six Months
                                  Quarter     Quarter           Ended
   (in millions)                     1996        1996   June 30, 1996
                                  -------     -------   -------------
    Generation:
 1    Net income                    $ 723       $ 720          $1,443
 2    Amortization of
        intangibles                    67          69             136
 3    Common stock issuances
        and other                      47          67             114
                                    -----       -----          ------
 4      Total generation              837         856           1,693

    Applications:
 5    Common stock dividends         (195)       (198)           (393)
 6    Preferred stock dividends       (45)        (53)            (98)
 7    Common stock repurchased       (385)       (316)           (701)
 8    Preferred stock redeemed       (181)       (218)           (399)
                                    -----       -----          ------
 9      Total applications           (806)       (785)         (1,591)

10    Capital attributed to growth
        in risk-weighted assets      (318)/a/     (35)           (353)/a/
                                    -----       -----          ------
11      Net capital generated
         (applied)                  $(287)      $  36          $ (251)
                                    =====       =====          ======
- ----------------------------------------------------------------------

/a/  Amounts are preliminary.

                   BankAmerica Corporation and Subsidiaries
                              Financial Highlights

                                     Table 4
                             Stock and Capital Data


   (dollar amounts in millions,          June 30     March 31    June 30
   except per share data)                   1996         1996       1995
                                         -------      -------    -------
 1 Book value per common share            $49.64       $48.74     $45.38
   Common stock cash dividends:
 2    Quarter ended                          195          198        172
 3    Year-to-date                           393          198        344
   Preferred stock cash dividends:
 4    Quarter ended                           45          53         56
 5    Year-to-date                            98          53        118
 6 Number of common shares out-
      standing (in thousands)            359,893     364,082    372,336
   Average number of common and common
      equivalent shares outstanding
      (in thousands):
 7    Quarter ended                      368,543     372,385    376,213
 8    Year-to-date                       370,464     372,385    375,649
   Average number of common shares
     outstanding - assuming full
     dilution (in thousands):
 9    Quarter ended                      368,591     373,548    379,182
10    Year-to-date                       371,069     373,548    380,162
11 Common equity to total assets            7.48%       7.58%      7.46%
12 Total risk-based capital ratio          11.37/a/    11.48      11.37
13 Tier 1 risk-based capital ratio          7.24/a/     7.30       7.17
14 Total risk-based capital             $ 23,747/a/ $ 23,465  $ 22,625
15 Risk-weighted assets                  208,878/a/  204,480    199,049
16 Tier 1 risk-based capital              15,119/a/   14,928     14,280
- -----------------------------------------------------------------------

/a/  Amounts are preliminary.

======================================================================


                                     Table 5
                Selected Average Balance Sheet Components


                                           First    Fourth     First
                                         Quarter   Quarter   Quarter
   (in millions)                            1996      1996      1995
                                         -------   -------   -------
 1 Loans                                $157,553  $154,929  $145,870
 2 Earning assets                        202,578   197,712   188,046
 3 Total assets                          241,056   237,083   228,771
 4 Deposits                              162,312   159,543   153,761
 5 Interest-bearing liabilities          168,755   163,842   156,209
 6 Common equity                          17,703    17,665    16,523
 7 Total equity                           19,975    20,281    19,470


                BankAmerica Corporation and Subsidiaries
                              Financial Highlights

                                     Table 6
                                Business Sectors

                                       Six Months Ended June 30, 1996/a/
                           ------------------------------------------
   (dollar amounts                                    Return
   in billions except              Average   Average      on  Expense
   for net income, which      Net    Total     Total  Common       to
   is in millions)         Income   Assets  Deposits  Equity  Revenue/b/
                           ------   ------  --------  ------  -------

 1 Consumer banking        $  660    $ 90      $ 96    19.38%   54.31%
 2 U.S. Corporate and
      international banking   549       90       44    20.60    50.71
 3 Middle-market banking      179       22        7    24.18    43.04
 4 Commercial real estate     136       10        2    25.20    24.54
 5 Private banking and
      investment services      44        5        7    18.74    71.24
 6 Other                     (125)      22        5     NM       NM
                           ------     ----     ----

 7    Total                $1,443     $239     $161    15.31%   55.46%
                           ======     ====     ====



                                       Six Months Ended June 30, 1995/a/
                           ------------------------------------------
                                                      Return
                                   Average   Average      on  Expense
                              Net    Total     Total  Common       to
                           Income   Assets  Deposits  Equity  Revenue/b/
                           ------   ------  --------  ------  -------

8  Consumer banking        $  505    $ 81      $ 96    15.78%   59.60%
9  U.S. Corporate and
      international
      banking                 393       84       35    14.78    55.37
10 Middle-market banking      180       20        8    26.69    43.72
11 Commercial real estate     207       10        1   41.20    25.37
12 Private banking and
      investment services      39       4         6    17.72    72.60
13 Other                      (68)     24         6     NM       NM
                           ------    ----      ----
14    Total                $1,256    $223      $152    14.09%   59.73
                           ======     ====     ====
- ----------------------------------------------------------------------

/a/ Amounts are  preliminary.  For  comparability  purposes,  both
    1996 and 1995 amounts reflect BAC's business-sector allocation methodologies at June 30, 1996.
/b/ Excludes net other real estate owned expense and amortization of intangibles.
NM - Not meaningful.

                   BankAmerica Corporation and Subsidiaries
                          Financial Highlights

                                    Table 7
                             Trading-Related Income


                                          Second     First     Second
                                         Quarter   Quarter    Quarter
   (in millions)                            1996/a/   1996       1995
                                         -------   -------    -------
   Trading income:
 1   Interest rate                          $  8      $ 12       $  9
 2   Foreign exchange                         90        98         80
 3   Debt instruments                         80        55         62
                                            ----      ----       ----
 4      Total trading income                $178      $165       $151
                                            ====      ====       ====

   Other trading-related income/b/:
 5   Interest rate                          $  7      $  6       $  2
 6   Foreign exchange                          7         6          7
 7   Debt instruments                         59        44         49
                                            ----      ----       ----
 8      Total other trading-related
          income                            $ 73      $ 56       $ 58
                                            ====      ====       ====


                                                     Six Months Ended
                                                              June 30
                                                    -----------------
                                                      1996/a/    1995
                                                    ------     ------

   Trading income:
 9   Interest rate                                    $ 20       $ 34
10   Foreign exchange                                  188        163
11   Debt instruments                                  135         83
                                                      ----       ----
12      Total trading income                          $343       $280
                                                      ====       ====

   Other trading-related income/b/:
13   Interest rate                                    $ 13       $  5
14   Foreign exchange                                   13          9
15   Debt instruments                                  103          7
                                                      ----       ----
16      Total other trading-related income            $129       $ 91
                                                      ====       ====
- ---------------------------------------------------------------------

/a/ Detailed breakouts of total amounts are preliminary.
/b/ Primarily includes the net interest revenue and expense associated with these contracts.

                    BankAmerica Corporation and Subsidiaries
                          Financial Highlights

                                     Table 8
                                Loan Outstandings

                                         June 30  March 31    June 30
   (in millions)                            1996      1996       1995
                                         -------   -------    -------
    DOMESTIC
    Consumer:
 1    Residential first mortgages       $ 38,012  $ 37,701   $ 35,564
 2    Residential junior mortgages        14,386    13,889     14,072
 3    Other installment                   15,057    14,682     11,819
 4    Credit card                          9,342     8,919      8,237
 5    Other individual lines of credit     1,824     1,845      1,811
 6    Other                                  307       304        305
                                         -------   -------    -------
 7      Total consumer                    78,928    77,340     71,808

   Commercial:
 8    Commercial and industrial           33,097    32,193     31,436
 9    Loans secured by real estate        11,410    11,052     10,717
10    Construction and development
        loans secured by real estate       2,896     3,107      3,308
11    Financial institutions               3,075     2,705      2,520
12    Lease financing                      2,019     1,941      1,840
13    Agricultural                         1,581     1,585      1,607
14    Loans for purchasing or carrying
        securities                         1,399     1,402      1,383
15    Other                                1,146     1,211      1,569
                                        --------  --------   --------
16      Total commercial                  56,623    55,196     54,380
                                        --------  --------   --------
17        Total domestic loans           135,551   132,536    126,188

   Foreign
18 Commercial and industrial              15,958    15,183     14,948
19 Banks and other financial
      institutions                         4,077     2,916      2,941
20 Governments and official
      institutions                         1,015     1,334      1,131
21 Other                                   4,039     4,186      3,558
                                        --------  --------   --------
22    Total foreign loans                 25,089    23,619     22,578
                                        --------  --------   --------
23      Total Loans                     $160,640  $156,155   $148,766
                                        ========  ========   ========

               BankAmerica Corporation and Subsidiaries
                          Financial Highlights

                                     Table 9
                      Selected Credit Quality Data

                                         June 30  March 31    June 30
   (dollar amounts in millions)             1996      1996       1995
                                         -------   -------    -------
   Nonaccrual assets:
 1    Commercial and industrial           $  422    $  515     $  612
 2   Construction and development
       loans secured by real estate          346       417        451
 3    Commercial loans secured by real
        estate                               245       251        336
 4   Consumer                                342       373        381
 5   Foreign                                 133       141        182
                                          ------    ------     ------

 6       Total nonaccrual assets          $1,488/a/ $1,697/a/  $1,962/a/
                                          ======    ======     ======

 7 Restructured loans                     $  103    $   91     $   99
 8 Loans past due 90 days or more
     and still accruing interest/b/          389       360        459
 9 Other real estate owned                   437       492        485
10 Allowance for credit losses to
     total loans                            2.18%     2.24%      2.48%
11 Allowance for credit losses to
     total nonaccrual assets              234.88    206.01     188.33
   Annualized ratio of net credit
     losses to average total loan
     outstandings:
12   Quarter ended                          0.63      0.62       0.36
13   Year-to-date                           0.62      0.62       0.29
- ---------------------------------------------------------------------

/a/ Includes $1.1 billion, $1.3 billion, and $1.4 billion at June 30, 1996, March 31, 1996, and June 30, 1995, respectively, of impaired loans that are accounted for in accordance with Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," as amended, which BAC adopted effective January 1, 1995.
/b/ Includes consumer loans of $311 million, $336 million, and $321 million at June 30 , 1996, March 31, 1996, and June 30, 1995, respectively.

========================================================================

                                Table 10
                 Analysis of Change in Nonaccrual Assets


                                                    Second      First
                                                   Quarter    Quarter
   (in millions)                                      1996       1996
                                                    ------    -------

 1 Balance, beginning of period                     $1,697     $1,891

   Additions:
 2    Loans placed on nonaccrual status                129        191

   Deductions:
 3    Sales                                            (26)       (67)
 4    Restored to accrual status                       (37)       (60)
 5    Foreclosures                                      (6)       (11)
 6    Charge-offs                                      (77)       (90)
 7    Other, primarily payments                       (192)      (157)
                                                    ------     ------
 8      Balance, end of period                      $1,488     $1,697
                                                    ======     ======

                   BankAmerica Corporation and Subsidiaries
                              Financial Highlights


                                    Table 11
                         Net Credit Losses (Recoveries)

                                          Second     First     Second
                                         Quarter   Quarter    Quarter
   (in millions)                            1996      1996       1995
                                         -------   -------    -------
   Domestic consumer:
 1   Residential first mortgages            $ 12      $ 11       $ 10
 2   Residential junior mortgages             12        16         14
 3   Credit card                             108       103         87
 4   Other consumer                           63        61         35
   Domestic commercial:
 5   Commercial and industrial                29        12          4
 6   Loans secured by real estate              -         8         20
 7   Construction and development
       loans secured by real estate           13        20         (3)
 8   Financial institutions, lease
       financing, agricultural, and
       loans for purchasing or
       carrying securities                    19        20         (3)
                                            ----      ----       ----
 9       Total domestic                      256       251        164
10 Foreign                                  (10)       (12)       (34)
                                            ----      ----       ----
11         Total Net Credit Losses          $246      $239       $130
                                            ====      ====       ====

=====================================================================

                                    Table 12
              Domestic Consumer Loan Delinquency Information/a/

                                         June 30  March 31    June 30
   (dollar amounts in millions)             1996      1996       1995
                                         -------   -------    -------
   Consumer loan delinquencies:
 1   Residential first mortgages            $535      $609       $616
 2   Residential junior mortgages             70        82         95
 3   Credit card                             204       199        165
 4   Other consumer                           96        94         65
                                            ----      ----       ----
 5     Total consumer loan delinquencies    $905      $984       $941
                                            ====      ====       ====
   Consumer loan delinquency ratios/b/
 6   Residential first mortgages            1.41%     1.61%      1.73%
 7   Residential junior mortgages           0.48      0.59       0.68
 8   Credit card                            2.19      2.23       2.00
 9   Other consumer                         0.56      0.56       0.46
10     Total consumer loan
         delinquency ratio                  1.15%     1.27%      1.31%
                                            ====      ====       ====
- ---------------------------------------------------------------------

/a/ 60 days or more past due.
/b/ Ratios represent delinquency balances expressed as a percentage of total loans for that loan category.

                BankAmerica Corporation and Subsidiaries
                  Consolidated Statement of Operations

                                          Second     First     Second
                                         Quarter   Quarter    Quarter
   (in millions)                            1996      1996       1995
                                         -------   -------    -------
   Interest Income
 1 Loans, including fees                  $3,307    $3,297     $3,172
 2 Interest-bearing deposits in banks         96       117        120
 3 Federal funds sold                          7         6          9
 4 Securities purchased under
      resale agreements                      176       155        176
 5 Trading account assets                    247       216        189
 6 Available-for-sale and held-to-
      maturity securities                    293       298        323
                                          ------    ------     ------
 7      Total interest income              4,126     4,089      3,989

   Interest Expense
 8 Deposits                                1,307     1,314      1,240
 9 Federal funds purchased                    20        22         30
10 Securities sold under repurchase
      agreements                             176       163        150
11 Other short-term borrowings               208       178        168
12 Long-term debt                            249       254        266
13 Subordinated capital notes                  7        12         12
                                          ------    ------     ------
14      Total interest expense             1,967     1,943      1,866
                                          ------    ------     ------
15      Net interest income                2,159     2,146      2,123
16 Provision for credit losses               250       180        100
                                          ------    ------     ------
17      Net interest income after
          provision for credit losses      1,909     1,966      2,023

   Noninterest Income
18 Deposit account fees                      346       344        323
19 Credit card fees                           90        79         74
20 Trust fees                                 56        63         78
21 Other fees and commissions                333       320        342
22 Trading income                            178       165        151
23 Venture capital activities                112       110        103
24 Net gain (loss) on sales of
      subsidiaries and operations             83        51        (17)
25 Net gain on sales of assets                21        49         14
26 Net gain on available-for-sale
      securities                               4        30          9
27 Other income                               97        63         61
                                          ------    ------     ------
28      Total noninterest income           1,320     1,274      1,138

   Noninterest Expense
29 Salaries                                  814       821        842
30 Employee benefits                         213       202        183
31 Occupancy                                 186       190        182
32 Equipment                                 175       163        165
33 Amortization of intangibles                93        95        110
34 Communications                             90        92         91
35 Regulatory fees and related expenses       13        13         74
36 Other expense                             413       437        406
                                          ------    ------     ------
37      Total noninterest expense          1,997     2,013      2,053
                                          ------    ------     ------
38        Income before income taxes       1,232     1,227      1,108
39 Provision for income taxes                509       507        463
                                          ------    ------     ------
40           Net Income                   $  723    $  720     $  645
                                          ======    ======     ======

                BankAmerica Corporation and Subsidiaries
                  Consolidated Statement of Operations

                                                     Six Months Ended
                                                              June 30
                                                   ------------------
   (in millions)                                      1996       1995
                                                   -------     ------

   Interest Income
 1 Loans, including fees                            $6,604     $6,176
 2 Interest-bearing deposits in banks                  213        232
 3 Federal funds sold                                   13         17
 4 Securities purchased under
      resale agreements                                331        311
 5 Trading account assets                              463        352
 6 Available-for-sale and held-to-
      maturity securities                              591        637
                                                    ------     ------
 7      Total interest income                        8,215      7,725

   Interest Expense
 8 Deposits                                          2,621      2,354
 9 Federal funds purchased                              42         69
10 Securities sold under repurchase
      agreements                                       339        280
11 Other short-term borrowings                         386        300
12 Long-term debt                                      503        530
13 Subordinated capital notes                           19         23
                                                    ------     ------
14      Total interest expense                       3,910      3,556
                                                    ------     ------
15      Net interest income                          4,305      4,169
16 Provision for credit losses                         430        200
                                                    ------     ------
17      Net interest income after
          provision for credit losses                3,875      3,969

   Noninterest Income
18 Deposit account fees                                690        640
19 Credit card fees                                    169        149
20 Trust fees                                          119        156
21 Other fees and commissions                          653        642
22 Trading income                                      343        280
23 Venture capital activities                          222        190
24 Net gain (loss) on sales of
      subsidiaries and operations                      134        (17)
25 Net gain on sales of assets                          70         15
26 Net gain on available-for-sale
      securities                                        34         10
27 Other income                                        160        166
                                                    ------     ------
28      Total noninterest income                     2,594      2,231

   Noninterest Expense
29 Salaries                                          1,635      1,651
30 Employee benefits                                   415        376
31 Occupancy                                           376        355
32 Equipment                                           338        324
33 Amortization of intangibles                         188        219
34 Communications                                      182        177
35 Regulatory fees and related expenses                 26        146
36 Other expense                                       850        794
                                                    ------     ------
37      Total noninterest expense                    4,010      4,042
                                                    ------     ------
38        Income before income taxes                 2,459      2,158
39 Provision for income taxes                        1,016        902
                                                    ------     ------
40           Net Income                             $1,443     $1,256
                                                    ======     ======

                  BankAmerica Corporation and Subsidiaries
                           Consolidated Balance Sheet


                                         June 30  March 31    June 30
   (in millions)                            1996      1996       1995
                                         -------  --------    -------
   Assets
 1  Cash and due from banks             $ 12,478  $ 12,870   $ 12,656
 2  Interest-bearing deposits in banks     5,194     5,585      5,620
 3  Federal funds sold                       276       143        467
 4  Securities purchased under resale
      agreements                           7,001     6,198      6,131
 5  Trading account assets                12,633    11,215      8,133
 6  Available-for-sale securities         10,964    11,287      9,868
 7  Held-to-maturity securities            4,280     4,523      7,186

 8  Loans                                160,640   156,155    148,766
 9  Less: Allowance for credit losses      3,495     3,496      3,695
                                        --------  --------   --------
10    Net loans                          157,145   152,659    145,071
11  Customers' acceptance liability        2,837     2,761      2,076
12  Accrued interest receivable            1,451     1,469      1,335
13  Goodwill, net                          4,066     4,115      4,303
14  Identifiable intangibles, net          1,708     1,753      2,172
15  Unrealized gains on off-balance-
      sheet instruments                    7,297     7,551      9,323
16  Premises and equipment, net            3,980     4,010      4,009
17  Other assets                           7,531     8,104      8,249
                                        --------  --------   --------
18     Total Assets                     $238,841  $234,243   $226,599
                                        ========  ========   ========

    Liabilities & Stockholders' Equity
      Deposits in domestic offices:
19    Interest-bearing                  $ 83,954  $ 84,314   $ 85,573
20    Noninterest-bearing                 34,737    34,570     34,458
    Deposits in foreign offices:
21    Interest-bearing                    41,444    40,127     33,985
22    Noninterest-bearing                  1,710     1,506      1,764
                                        --------  --------   --------
23     Total deposits                    161,845   160,517    155,780
24  Federal funds purchased                2,740     2,125      2,274
25  Securities sold under repurchase
      agreements                           8,861     7,640      5,833
26  Other short-term borrowings           14,530    11,523      9,730
27  Acceptances outstanding                2,837     2,761      2,076
28  Accrued interest payable                 833       842        706
29  Unrealized losses on off-balance-
      sheet instruments                    7,310     7,719      9,939
30  Other liabilities                      4,824     5,875      4,563
31  Long-term debt                        14,597    14,718     15,473
32  Subordinated capital notes               356       356        605
                                        --------  --------   --------
33     Total liabilities                 218,733   214,076    206,979

    Stockholders' Equity
34  Preferred stock                        2,242     2,423      2,723
35  Common stock                             605       604        598
36  Additional paid-in capital             8,439     8,384      8,213
37  Retained earnings                     10,544    10,067      8,663
38  Net unrealized loss on
      available-for-sale securities          (79)      (56)       (69)
39  Common stock in treasury, at cost     (1,643)   (1,255)      (508)
                                        --------  --------   --------
40     Total stockholders' equity         20,108    20,167     19,620
                                        --------  --------   --------
41       Total Liabilities and
           Stockholders' Equity         $238,841  $234,243   $226,599
                                        ========  ========   ========